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Exhibit 5.2

July 2, 2008

TransCanada Corporation
450 - 1st Street S.W.
Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

        We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form F-10 (Registration No. 333-151781) of TransCanada Corporation.

Very truly yours,

(Signed) Stikeman Elliot LLP

Stikeman Elliot LLP

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  Exhibit 5.2